May 23, 2006

Dear Valued Shareholder:

It is hard to believe how far Aradyme has come in the last two years. Back then, we were an early-stage development company focused on transforming our innovative next-generation database technology into products and services, primarily by developing custom, proprietary application solutions for small and medium-sized businesses. Since that time, we have dramatically evolved our business model to capitalize on our technology more quickly, and we are now providing enterprise data management products and services into the $95 billion a year data migration/conversion market (Standish Group) and the $13.6 billion data integration solutions market (IDC). With this change in our business model we saw a shorter path to increased revenues and profitability than by pursuing our application development business alone.

This strategy has proven to be effective, as in fiscal 2005, we were able to grow our revenue to $1.1 million, compared to revenue of $57.5 thousand in fiscal 2004. We were also able to reach or surpass several milestones, including:

• securing relationships with six strategic allies;
• broadening our customer base;
• beginning to generate revenues;
• building and expanding our infrastructure;
• refining our solutions, services, methodologies and processes to support larger-scale and more profitable data management projects; and
• establishing a reputation in the marketplace for successfully delivering solutions.

As a result of laying this foundation and what we were able to accomplish in fiscal 2005, we have been invited to participate in a number of opportunities that we believe will help us capture revenue, increase our profit margins, and assist in our push to corporate profitability.

Before I update you on the operations, advancements and the future focus of the company, I want to address some of the questions we have had from shareholders about the recent decline in our stock price and the financial resources we have in place to fund our operations moving forward. Although we do not have direct control over the perceived value of a share of our stock, we certainly do have the ability to use whatever resources are available to capitalize on opportunities in the markets we serve. Because of loyal investors and shareholders who have caught the vision of our opportunities and direction, we have been able to step forward with funding the company on an "as needed" basis, but have never had the luxury of plentiful and excess cash resources.

We feel that a number of factors have had a tremendous suppressing effect on our stock price. Some of these include our lean balance sheet and cash resources, contractual obligations that have barred us from talking publicly about the status of our projects, and longer-than-expected sales cycles to close and announce the significant new relationships and projects we have been working.
Also, we feel that there have been shareholders who have not caught the vision for the company and/or don't recognize our opportunities and have opted to sell some or all of their Aradyme stock. We are convinced that the real value of owning stock in the company will become evident as many of our efforts continue to mature over the next few quarters. We are looking forward to: 1) announcing some of the activities in which we have been engaged and the resulting revenue;
2) introducing new strategic allies; and 3) propelling the continued growth of the company.

As for our financial resources, in April 2006 we revised and restated the terms of the investment agreement signed with Eagle Rock Capital, LLC, in December
2005. To our company's benefit, we were able to negotiate an accelerated payment schedule of the installments while maintaining the majority of the original terms of the agreement, including the original purchase price and warrant coverage. In exchange, an adjustment was made in the exercise price and term of the associated warrants. The new exercise price of the associated warrants is now $0.40 with a one-year extension to the term and a minimum of a one-year holding period. We feel that the accelerated timetable will reduce the amount of additional funding that will be necessary to reach our goal of profitability.

In this difficult and challenging time, we appreciate the patience and support of our very loyal shareholder base. We are on the verge of implementing a comprehensive communications campaign to shareholders, investors,

broker/dealers, market makers and the key fund managers in the financial markets. We are confident that, given our push to profitability, now is the right time to be getting the message out about our company to the financial markets as we continue to execute our business plan. With the experience we have behind us, the successes we envision ahead of us, the proprietary technology we own and the reputation we have built, we are now in a position to more effectively present the value of being a shareholder in and customer of Aradyme.

We are in the process of emerging from our development stage and still have a ways to go to accomplish our major goals and objectives, but I am proud of what we have been able to accomplish to-date, and am grateful for all of the support and commitment that our shareholders, employees, customers and strategic allies have shown as we continue to advance our business.

Now, allow me to continue with a summary of the highlights of operations, advancements in our technology and the future focus of the company:

Factors Affecting Our Recent Results of Operation
We acknowledge that our financial results for the past few quarters have not been as positive as we had expected. This can be attributed to several factors, including delays on state projects from the states themselves and from various application providers. During the second half of 2005, many of the states with whom we were working delayed their projects for a number of reasons, including:
1) to allow for the completion of the final applications that the data we migrate/convert operates in; 2) because of the cyclical nature of the voting season (i.e. November elections); and 3) for the holiday season.

Delays and project scope changes from these application providers can be traced to the fact that, until a few years ago, there was no pre-existing category for state voter registration software. So many new application vendors in the voter registration space have struggled to complete their applications to the final customer's satisfaction within the original time allotted. Some of the delays and requested changes have been severe enough for several of the states to prematurely terminate their prime contract, which in turn prevented us from completing the full terms of the subcontracts. However, we continue to remain in good standing with both the states and the original application vendors on these projects, and have already signed a new subcontract with one of the replacement application providers. We also continue to be invited to investigate new opportunities with both the prime vendors and states. Because of these factors, some of the revenue that we initially expected to recognize in Q4 2005 through
Q2 2006, and the additional revenue anticipated from the changes in our project scope due to the overall project modifications, is now expected to be recognized in future quarters.

Lessons Learned During Fiscal 2005
In 2005 our technology was put to the fiery test of supporting large-scale, complex data migration/conversion projects and passed with flying colors, proving both its value and resilience. We have now successfully been able to extract, transform and load data from over 3,000 disparate systems. As a result of proving ourselves in this turbulent testing ground, we have developed a strong reputation in the industry for successfully handling large-scale and complex migrations/conversions. We have been able to secure relationships with several large systems integrators and government entities in a relatively short period of time, and have been able to begin generating revenues sooner than we would have otherwise. These projects have also allowed us to develop the building blocks necessary to advance our products and solutions into additional markets.

Although we have not yet realized all of the revenue we would like to have captured by now, these projects have provided us with valuable insights about our business, the marketplace and the nuances of servicing state government contracts. For example, the experiences we have had in billing and collecting on government-funded projects have generally been very positive. On the other hand, we have also had some not-so-positive lessons that have taught us to be very selective about the types of companies and government organizations with which we do business. We've also learned that some types of projects are not well-suited for our business based on the level of solution maturity being provided by the prime application vendors. While these lessons had their associated costs, we are committed to continuing to build on the experience from these lessons to make our business stronger and avoid similar issues in the future.

These projects have also helped us to see just how much our employees believe in and are committed to our company by the passion they continue to show despite long hours and/or demanding workloads. We have had unusually low employee turnover, and our employees have continually risen to these challenges and proven themselves to be resourceful problem solvers.

Recent Advancements in Our Operations

Successful Project Completions and Our Work with Application Providers - We have recently been focusing on completing and expanding our existing contracts and working with new application providers. To date, we have successfully completed voter registration migration/conversion projects in three states: Idaho,
Missouri, and Utah. We have been able to continually recognize revenue from milestone payments throughout the lives of these projects. We have also been able to demonstrate the value, capabilities and the flexibility that our technology has to offer in complex data migration/conversion environments. This includes projects involving migrating and consolidating data from thousands of source database systems down to one destination system. We therefore expect that as we continue to successfully complete and announce additional projects, we will have the opportunity to bid on and capture additional large-scale data migration/conversion projects.

New Strategic Allies and Major Sales Win - We recently teamed with Syscon Justice
Systems, LTD, the worldwide leader in innovative offender and case management software design and delivery, to begin offering a combined offender management information solution to state corrections agencies. In conjunction with this agreement, we secured a subcontract with Syscon to provide data migration/conversion services to the Nevada Department of Corrections (NDOC). We are excited about this opportunity because we believe it will enable us to continue to showcase the versatility and flexibility of our products and services.

We have also participated in many discussions and technology presentations with a number of recognizable, large-scale vendors and potential strategic allies and their customers. They have expressed great interest in teaming with us to deliver an overall superior solution. We anticipate that these groups will play an important role in both helping us achieve profitability and accomplishing our short- and long-term business objectives. These opportunities are the result of the groundwork we laid, the lessons we learned in 2005, and the reputation we have established for successfully handling data.

Advancements in Our Technology and Quality Control Processes - Our business goals continue to include the identification and pursuit of data migration/conversion and data integration projects. We have continued to develop and advance our technologies and processes in areas that will enable us to efficiently scale our operations to support these projects, which has in turn expanded the base of our intellectual property.

For example, in September 2005, we introduced a new data profiling technology which we are now using to automate many of the manual processes involved in assessing and understanding our customers' data (e.g. the content, level of quality, and structure of their data). Data profiling is done prior to commencing work on a data migration/conversion (or data integration project), and allows us to focus on data quality and integrity throughout the duration of the project. We have also made significant advancements and refinements to our quality control processes, which has enabled us to deliver higher-quality and more cost-effective solutions to our customers.

Nomination of New Board Member - Aradyme's board of directors recently nominated
Greg L. Popp to our Board of Directors. Greg has been tracking our progress over the last two years. We believe his background and experience in corporate operations, compliance, and in working with the capital markets will be invaluable to us as we look to achieve our company's full potential. He is a very impressive individual and I am anxious for all of our shareholders to meet him at our upcoming annual shareholder meeting, which we plan to formally announce sometime in the next several weeks. For additional information on
Greg's nomination, please visit the Aradyme web site at www.aradyme.com.

Our Focus Moving Forward
We have continued to prove and refine our business model during the course of this past year, and are confident that the large-scale projects we have completed will assist us in our sales efforts and our push to profitability.

As we continue to emerge from our development stage, we have adopted an internal rally cry of "Push To Profitability" by focusing our activities on two objectives: 1) developing repeatable, predictable, and sustainable revenues; and
2) protecting and enhancing our corporate assets.

Our initial strategy for developing repeatable, predictable and sustainable revenues is to expand our customer base by continuing to leverage and expand our base of strategic allies and by identifying and securing relationships with new strategic allies. We are aggressively building these new alliances to include independent software vendors (ISVs), application service providers (ASPs), large hardware, software and systems integrators, services firms and others who need our products and services to provide a complete solution to their customers or who need to mitigate many of the risks and costs which are typically hard to manage for their application installations.

We will continue to actively pursue a mix of sales opportunities that focuses on shorter-term revenues, while also cultivating longer-term opportunities in both the public and private sectors. We expect these revenue opportunities to mature through the end of this fiscal year and continue into the next fiscal year.

To enhance the protection of our technologies, we are aggressively pursuing the industry's new approach to patenting technology. We are now confident about our ability to patent our corporate intellectual property assets without disclosing the complete source code to our products. This approach will provide patent protection for our current and future technologies while maintaining the confidentiality of our trade secrets It is our belief that in doing so, we will be able to safeguard the investments that our shareholders have made in our company, help protect our company from future competitive threats, and provide further industry validation of our technologies.

In closing, I am excited about the direction we are headed in 2006 and the many opportunities that currently lie ahead for us. We invite you to watch for news regarding our upcoming shareholder meeting and the continued progress of the company. I would like to thank all of our shareholders, employees, customers and allies again for their continued support and commitment. We appreciate the trust and confidence you have shown in us, and we are working hard to earn it.

Sincerely,

James R. Spencer
Chairman of the Board and Chief Executive Officer
Aradyme Corporation
________________________________

         This letter contains statements about the future, sometimes referred to as "forward-looking" statements. Forward-looking statements are typically identified by the use of the words "believe," "may," "should," "expect,"
"anticipate," "estimate," "project," "propose," "plan," "intend" and similar words and expressions. Aradyme intends that the forward-looking statements will be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the
Securities Exchange Act of 1934. Statements that describe Aradyme's future strategic plans, goals or objectives are also forward-looking statements.

         Although Aradyme has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as described in this letter.
These forward-looking statements are only predictions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. While Aradyme believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The forward-looking information is based on present circumstances and on Aradyme's predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see Aradyme's Annual
Report on Form 10-KSB for the year ended September 30, 2005, and other SEC reports.